EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-4 of our report dated November 17, 1995 on our audit of the financial statements of Plymouth Mills, Inc. as of September 30, 1995 and for the year then ended. We also consent to the reference to us under the heading "Experts."

                                          MAHONEY COHEN RASHBA & POKART, CPA, PC

New York, New York
December 11, 1996